                                                                       Exhibit 1

                                   CERTIFICATE


         The undersigned hereby certifies that he is an Assistant Secretary of Morgan Stanley Dean Witter International Equity Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust by unanimous written consent on January 11, 2001 as provided in Section 9.3 of the said Declaration, said Amendment to take effect on January 19, 2001, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 19th day of January, 2001.




                                          /s/ Todd Lebo
                                          ---------------------
                                              Todd Lebo
                                          Assistant Secretary

                                    AMENDMENT


Dated:            January 19, 2001

To be Effective:  January 19, 2001



                                       TO

                           MORGAN STANLEY DEAN WITTER

                            INTERNATIONAL EQUITY FUND

                              DECLARATION OF TRUST

                                      DATED

                                JANUARY 11, 2001

Amendment dated January 19, 2001 to the Declaration of Trust (the "Declaration")
      of Morgan Stanley Dean Witter International Equity Fund (the "Trust")
                             dated January 11, 2001


         WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

         WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Dean Witter International Value Equity Fund," such change to be effective on January 19, 2001;

NOW, THEREFORE:

         1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

                  "Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Dean Witter International Value Equity Fund and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

         2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:

                  "Section 1.2. Definitions...

                  "(o) "Trust" means the Morgan Stanley Dean Witter International Value Equity Fund."

         4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

         5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Declaration of Trust this 19th day of January, 2001.



/s/ Charles A. Fiumefreddo                   /s/ Robert S. Giambrone
---------------------------------            ----------------------------------
Charles A. Fiumefreddo, as                   Robert S. Giambrone, as
Trustee and not individually                 Trustee and not individually
Two World Trade Center                       Two World Trade Center
New York, New York 10048                     New York, New York 10048




/s/ Barry Fink
---------------------------------
Barry Fink, as Trustee
and not Individually
Two World Trade Center
New York, New York 10048


State of New York
                                   ss.:
County of New York


         On this 19th day of Janaury, 2001, Robert S. Giambrone, Charles A. Fiumefreddo and Barry Fink, known to me and known to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.




                                           /s/ Notary Public
                                           ------------------------------------
                                               Notary Public